                                                                    EXHIBIT 99.1


FOR FURTHER INFORMATION:                                        TRADED:  NYSE
                                                                SYMBOL:  ELK
Richard J. Rosebery, Vice Chairman,
Chief Financial and Administrative Officer, and Treasurer
(972) 851-0510

PRESS RELEASE
FOR IMMEDIATE RELEASE


                    ELCOR REPORTS FISCAL 2000 SECOND QUARTER
                 RECORD SALES AND EARNINGS; EXPECTS CYBERSHIELD
             RESULTS TO DOUBLE IN FISCAL 2000 AND 2001; ALSO EXPECTS
            OVERALL CONTINUED STRONG GROWTH IN FISCAL 2000 AND BEYOND

DALLAS, TEXAS, January 19, 2000 . . . . Elcor Corporation announced today that net income rose 60% on a 15% gain in sales for its second quarter ending December 31, 1999, compared to the year-ago quarter. Both sales and net income set new records for any second quarter.

Harold K. Work, Elcor's Chairman, President and Chief Executive Officer, said, "Sharply higher second quarter results benefited from strong shipments of our Roofing Products segment's Elk Prestique(R) premium laminated fiberglass asphalt shingles and record shipments of our Industrial Products segment's Cybershield products for digital wireless cellular phones. Growing demand for both product lines are expected to drive strong sales and earnings growth in fiscal 2000 and beyond."

OPERATING RESULTS

For the second quarter ending December 31, 1999, net income rose 60% to $7,471,000, or $.37 per fully diluted share, from $4,678,000, or $.24 per fully diluted share, in the year-ago quarter. Sales rose 15% to $81,736,000 from $71,199,000 in the same quarter last year.

For the six months ending December 31, 1999, income before a change in accounting principle rose 43% to $17,480,000, or $.87 per fully diluted share, from $12,204,000, or $.61 per fully diluted share, in the year-ago first half. Sales increased 13% to $177,525,000 from $157,067,000 in the first half last year.


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

PRESS RELEASE
Elcor Corporation Quarterly Results
January 19, 2000
Page 2



Fiscal 2000 second quarter pre-tax results included an $889,000 nonrecurring gain from involuntary conversion as a result of insurance proceeds exceeding the book value of damaged equipment replaced, which was substantially offset by over $800,000 of nonrecurring expenses associated with the previously announced relocation and consolidation of Chromium Corporation manufacturing operations from Lufkin, Texas into its Cleveland, Ohio plant.

ROOFING PRODUCTS SEGMENT ACHIEVED RECORD SALES AND OPERATING PROFITS

Elcor's Roofing Products segment achieved record sales and operating profits for any second quarter in its history, despite its lack of inventory to satisfy all sales orders available to it during the quarter. Sales for the quarter increased 10% to $68,830,000 from $62,366,000 in the year-ago quarter and operating profits rose 20% to $11,318,000 from $9,445,000 in the year-ago quarter. During the 12 months ending September 30, 1999, a 22% year over year increase in market demand for premium laminated shingles, coupled with manufacturing inefficiencies related to Elk's use of alternative sources of nonwoven fiberglass mat in its manufacturing process as a result of the nonwoven mat plant accident, caused Elk to begin the fiscal 2000 second quarter with substantially lower than desired levels of laminated shingle inventories. Lost sales and operating profits related to the inventory shortage were partially offset by $1,130,000 of business interruption insurance recoveries recognized during the quarter. During the first half of fiscal 2000, Elk was able to largely offset increasing asphalt and glass fiber raw material costs by increasing laminated shingle prices. It is anticipated that market conditions in the seasonally stronger spring and summer months will permit Elk to pass through further sharp increases in these raw material costs to its customers.

CONSTRUCTION OF NEW LAMINATED SHINGLE PLANT IS ON SCHEDULE

Mr. Work said, "Construction of Elk's new $70 million Myerstown, Pennsylvania, premium laminated fiberglass asphalt shingle plant is progressing on plan. The shingle manufacturing plant building is now largely erected, and most of the major equipment will be delivered during the March 2000 quarter, with manufacturing operations beginning in the December quarter of calendar year 2000. The new plant should meet the rapidly growing demand for Elk's laminated shingles in the nation's Eastern and North Central markets in the second half of fiscal 2001. Myerstown will increase our overall laminated shingle capacity by about 38%, enabling Elk to keep up with the rapid growth in demand," he said.

INDUSTRIAL PRODUCTS SEGMENT REPORTS STRONG GROWTH IN SALES AND OPERATING PROFITS

Industrial Products sales rose 46% to $12,861,000 from $8,798,000 in the second quarter last year. Operating profits rose 29% to $1,407,000 from $1,089,000 in the year-ago quarter. Within this segment, Cybershield's sales more than doubled, and operating profits rose substantially from the year-ago quarter. Chromium Corporation's sales were 30% below the strong year-ago levels, and an operating loss of $866,000 was primarily the result of nonrecurring expenses associated with the relocation of its manufacturing operations from Lufkin, Texas to Cleveland, Ohio.


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
PRESS RELEASE
Elcor Corporation Quarterly Results
January 19, 2000
Page 3


When this relocation is completed in the March 2000 quarter, Chromium's operating expenses will have been reduced by about $1 million per year as a result of this consolidation. Ortloff Engineers, the third component within the Industrial Products segment, had a small operating profit on lower sales during the second quarter.

CYBERSHIELD EXPECTS SALES AND OPERATING PROFITS TO DOUBLE AGAIN IN EACH OF FISCAL YEARS 2000 AND 2001

Richard J. Rosebery, Vice Chairman of Elcor and Chairman of Cybershield, said, "We believe that Cybershield should have opportunities to about double year-over-year sales and operating profits in each of the fiscal years ending June 30, 2000, and 2001. This strong growth is a result of rapidly accelerating demand for digital wireless handsets, plus a significant increase in the number of value added products and services provided by Cybershield, the Western Hemisphere's leading supplier of advanced shielding products and related services for the digital wireless cellular phone industry. Cybershield's important telecommunications customers include Nokia, Ericsson, Motorola, Lucent Technologies, AT&T, Nortel and Denso. Cybershield has earned a leadership position in the high-growth/high-tech digital wireless cellular phone market by consistently supplying superior quality products, making deliveries on time and quickly responding to customers' needs with innovative technical solutions that frequently enhance performance of their products," he said.

"In fiscal 1999, Cybershield supplied shielding products for over 20 million digital wireless cellular phones, and expects that demand could more than double in fiscal 2000. Its shielding products reduce the emission of electromagnetic and radio frequency interference given off by microchips and electronic components to levels below those required by the FCC. Rapidly expanding technology is driving strong demand for Cybershield products because they provide superior shielding effectiveness at the higher frequencies used in digital wireless communications as well as the higher frequencies used to achieve faster microchip speeds.

In addition to the strong growth in demand for digital wireless handsets, recent significant orders for new business in other areas include shielding of a new laptop computer for one of the largest computer manufacturers, shielding of components for telecommunications switching equipment for a leading manufacturer, high performance coatings for magnesium components of lightweight digital video projectors used for computerized business presentations, and shielding of bar code readers for a leading manufacturer. As the second half of fiscal 2000 progresses, Cybershield expects to announce the receipt of significant orders for several new digital wireless handset models," he concluded.

FINANCIAL POSITION STRONG

During the first half ending December 31, 1999, strong cash flows from operations of $44.3 million funded $29.8 million of investments in property, plant and equipment; $13.7 million in reductions of long-term debt; and about $2 million in dividends. At December 31, 1999, the company had



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
PRESS RELEASE
Elcor Corporation Quarterly Results
January 19, 2000
Page 4

$49.3 million of long-term debt, $153.0 million of shareholders' equity, and $202.3 million of total capital. With the construction of Elk's new Myerstown, Pennsylvania premium laminated shingle plant well under way, long-term debt as a percent of total capital, rose to 24% from 21% last year.

OUTLOOK

Mr. Work said, "Presently, we look for growing demand for our Enhanced High Definition(R) and Raised Profile(TM) Elk Prestique premium laminated fiberglass asphalt shingles and for our Cybershield wireless digital cellular phone products to substantially boost fiscal 2000 sales and earnings. Once again, we expect these gains to be characterized by higher sales and earnings in our seasonally stronger September and June quarters. Looking ahead to the longer term, we believe that the investments we have made and are continuing to make provide Elcor with the potential to achieve high growth rates in both sales and earnings in the years ahead."

SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, except for the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. The statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements usually are accompanied by words such as "outlook," "believe," "estimate," "potential," "project," "expect," "anticipate," "plan," "predict," "could," "should," "may," or similar words that convey the uncertainty of future events or outcomes. These statements are based on judgments the company believes are reasonable; however, Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including but not limited to its Form 10-K for the fiscal year ended June 30, 1999, and its subsequent Form 10-Q and Forms 8-K.

                                  - - - - - -

Elcor, through its subsidiaries, manufactures roofing products and industrial products. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing products facilities currently are located in Tuscaloosa, Alabama; Shafter, California; Dallas and Ennis, Texas; and a new facility is under construction in Myerstown, Pennsylvania. Its industrial products facilities are located in Canton, Georgia; Cleveland, Ohio; Dallas, Lufkin, and Midland, Texas.



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
PRESS RELEASE
Elcor Corporation Quarterly Results
January 19, 2000
Page 5

CONDENSED RESULTS OF OPERATIONS
(Unaudited, $ in thousands)

                                                 Second Quarter                                            Trailing
                                               Three Months Ended          Six Months Ended           Twelve Months Ended
                                                  December 31,               December 31,                December 31,
                                               1999        1998 (a)       1999        1998 (a)        1999        1998 (a)
                                            ----------    ----------   ----------    ----------    ----------    ----------
SALES                                       $   81,736    $   71,199   $  177,525    $  157,067    $  338,332    $  290,764
                                            ----------    ----------   ----------    ----------    ----------    ----------

COSTS AND EXPENSES:
       Cost of sales                            60,674        53,311      130,416       116,374       250,712       216,299
       Selling, general & administrative         9,838         9,812       19,350        20,084        38,965        37,411
       Interest expense, net                       104           445          521         1,004         1,492         2,208
       Gain from involuntary conversion           (889)            0         (889)            0          (889)            0
                                            ----------    ----------   ----------    ----------    ----------    ----------

Total Costs and Expenses                        69,727        63,568      149,398       137,462       290,280       255,918
                                            ----------    ----------   ----------    ----------    ----------    ----------

INCOME BEFORE INCOME TAXES                      12,009         7,631       28,127        19,605        48,052        34,846
Provision for income taxes                       4,538         2,953       10,647         7,401        17,493        12,660
                                            ----------    ----------   ----------    ----------    ----------    ----------
INCOME BEFORE CHANGE IN
    ACCOUNTING PRINCIPLE                         7,471         4,678       17,480        12,204        30,559        22,186
Cumulative effect of change in
    accounting principle (b)                         0             0            0        (4,340)            0        (4,340)
                                            ----------    ----------   ----------    ----------    ----------    ----------
NET INCOME                                  $    7,471    $    4,678   $   17,480    $    7,864    $   30,559    $   17,846
                                            ==========    ==========   ==========    ==========    ==========    ==========

INCOME PER COMMON SHARE-BASIC:
    Before change in accounting principle   $     0.38    $     0.24   $     0.89    $     0.62    $     1.57    $     1.12
    Cumulative effect of change in
        accounting principle                                                 0.00          0.00          0.00         (0.22)
                                            ----------    ----------   ----------    ----------    ----------    ----------
    Net Income Per Share-Basic              $     0.38    $     0.24   $     0.89    $     0.40    $     1.57    $     0.90
                                            ==========    ==========   ==========    ==========    ==========    ==========

INCOME PER COMMON SHARE-DILUTED:
    Before change in accounting principle   $     0.37    $     0.24   $     0.87    $     0.61    $     1.53    $     1.10
    Cumulative effect of change in
        accounting principle                      0.00          0.00         0.00         (0.22)         0.00         (0.22)
                                            ----------    ----------   ----------    ----------    ----------    ----------
    Net Income Per Share-Diluted            $     0.37    $     0.24   $     0.87    $     0.39    $     1.53    $     0.88
                                            ==========    ==========   ==========    ==========    ==========    ==========

AVERAGE COMMON SHARES OUTSTANDING
    Basic                                       19,564        19,485       19,546        19,589        19,525        19,751
                                            ==========    ==========   ==========    ==========    ==========    ==========
    Diluted                                     20,071        19,868       20,027        19,934        20,010        20,129
                                            ==========    ==========   ==========    ==========    ==========    ==========

(a)  Adjusted for a three-for-two stock split paid in August 1999.
(b) Represents cumulative effect of applying AICPA AcSec Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities."

PRESS RELEASE
Elcor Corporation Quarterly Results
January 19, 2000
Page 6

CONDENSED BALANCE SHEET
(Unaudited, $ in thousands)


                                                               December 31,
ASSETS                                                      1999         1998
                                                         ----------   ----------
Cash and cash equivalents                                $    3,270   $    2,356
Receivables, net                                             51,259       48,084
Inventories                                                  35,027       26,520
Deferred income taxes                                         2,413        2,122
Prepaid expenses and other                                    4,918        1,458
                                                         ----------   ----------

     Total Current Assets                                    96,887       80,540

Property, plant and equipment, net                          161,811      118,396
Other assets                                                  3,234        1,968
                                                         ----------   ----------

     Total Assets                                        $  261,932   $  200,904
                                                         ==========   ==========


                                                               December 31,
LIABILITIES AND SHAREHOLDERS' EQUITY                        1999         1998
                                                         ----------   ----------
Accounts payable and accrued liabilities                 $   40,871   $   27,191
Current maturities on long-term debt                              0            0
                                                         ----------   ----------

     Total Current Liabilities                               40,871       27,191

Long-term debt, net                                          49,300       33,500
Deferred income taxes                                        18,749       14,237
Shareholders' equity                                        153,012      125,976
                                                         ----------   ----------

     Total Liabilities and Shareholders' Equity          $  261,932   $  200,904
                                                         ==========   ==========

PRESS RELEASE
Elcor Corporation Quarterly Results
January 19, 2000
Page 7

CONDENSED STATEMENT OF CASH FLOWS
(Unaudited, $ in thousands)

                                                       For the Six Months Ended
                                                             December 31,
                                                          1999          1998
                                                       ----------    ----------
CASH FLOWS FROM:
OPERATING ACTIVITIES
Net income                                             $   17,480    $    7,864
Adjustments to net income
   Depreciation and amortization                            5,254         4,532
   Deferred income taxes                                      401           804
   Gain from involuntary conversion                          (889)            0
   Cumulative effect of accounting change                       0         4,340
   Changes in assets and liabilities:
     Trade receivables                                     21,607         8,366
     Inventories                                           (9,257)        2,302
     Prepaid expenses and other                             2,672           331
     Accounts payable and accrued liabilities               6,987           (16)
                                                       ----------    ----------

Net cash from operations                                   44,255        28,523
                                                       ----------    ----------

INVESTING ACTIVITIES
   Additions to property, plant & equipment               (31,330)      (12,062)
   Insurance proceeds from involuntary conversion           1,651         2,000
   Other                                                      (72)          999
                                                       ----------    ----------

Net cash from investing activities                        (29,751)       (9,063)
                                                       ----------    ----------

FINANCING ACTIVITIES
   Long-term borrowings, net                              (13,700)      (14,500)
   Dividends on common stock                               (1,956)       (1,818)
   Treasury stock transactions and other, net                 236        (6,026)
                                                       ----------    ----------

Net cash from financing activities                        (15,420)      (22,344)
                                                       ----------    ----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS         (916)       (2,884)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR              4,186         5,240
                                                       ----------    ----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD             $    3,270    $    2,356
                                                       ==========    ==========